EXHIBIT 10.12

                              [LETTERHEAD OF JAGFN]


December 14, 2000

Thomas J. Mazzarisi
9829 Arbor Oaks Lane, #206
Boca Raton, FL  33428

Dear Tom:

This letter will set forth our agreement relating to your continued employment with JagNotes.com Inc. ("Company") and the Company's Webcast subsidiary, JAGfn Broadband LLC, or any successor entity ("Webcast Subsidiary").

1. Term. This letter will govern the principal terms and conditions of your employment from November 1, 2000 until October 31, 2003 (the "Term"), and the termination thereof that occurs during, and in certain cases as specified below, upon or following the expiration of the Term.

2. Positions; Duties. You will be employed by the Company as Executive Vice President & General Counsel. You will also serve as a member of the board of managers and Executive Vice President & General Counsel of our Webcast Subsidiary and as a member of the board of directors (or other management body) of the Latin American Subsidiary (as hereinafter defined), if and when that subsidiary is established by the Company or the Webcast Subsidiary. The foregoing executive and board positions are referred to collectively as the "Executive Positions." You may at any time, while continuing to serve in your other Executive Positions, resign your position as General Counsel of the Company and/or the Webcast Subsidiary without invalidating this agreement or affecting your compensation, stock options or any of your rights under this agreement. You will report to the Chief Executive Officer of the Company and/or the Board of Directors of the Company, and will perform such reasonable duties as may be assigned to you. Your duties will include overseeing executive matters of the Company, the Webcast Subsidiary, the Latin American Subsidiary, as well as all legal matters of the Company and its subsidiaries. You agree to use your best efforts to perform your duties faithfully, to devote all of your working time, attention and energies to the business of the Company, and while you remain employed with the Company, you will not engage in any other business activity that is in conflict with your duties and obligations to the Company.

3. Base Salary. You will be paid a base salary at an annual rate as follows, payable in accordance with the normal payroll practices established by the Company:

                  November 1, 2000 - October 31, 2001 ("Year 1") - $150,000
                  November 1, 2001 - October 31, 2002 ("Year 2") - $175,000
                  November 1, 2002 - October 31, 2003 ("Year 3") - $200,000

4. Annual Bonus. For each calendar year that ends during the Term, you will be entitled to such bonus as determined by the Company in its discretion ("Annual Bonus"), provided that your bonus for each such year shall be no less than $25,000 (the "Minimum Bonus"). The Annual Bonus or Minimum Bonus will be paid on the first business day of the following January, with the first of such bonuses to be paid on the first business day of January 2001. You may, in your discretion, defer your Annual Bonus and/or Minimum Bonus from time to time (and for such periods of time) as you may determine without waiving your right to such accrued bonus or any subsequent bonus.

5. Benefits. The Company will, at all times throughout the Term, provide you with health insurance coverage no less favorable than the health insurance coverage currently provided by the Company to its employees through Oxford Health Insurance, as well as such other fringe benefits and insurance coverages as it may establish for similarly situated employees.

6. Stock Options. You are hereby granted options to purchase shares of JagNotes.com Inc. common stock, as more particularly set forth in the three (3) Option Grant Certificates contained in Annex 1 to this agreement. The options are granted pursuant to the Company's 1999 Long-Term Incentive Plan (the "Plan"), and shall be subject to the terms thereof. You shall at all times during the Term have the right to exercise your options (in whole or in part) in a broker-assisted cashless transaction. To facilitate this process, the Company shall maintain its current cashless exercise program with Salomon Smith Barney for your benefit.

7. Subsidiary Ownership Interests. (a) You are hereby granted a 5% ownership interest in the Webcast Subsidiary, which interest shall not be subject to dilution of any kind. Should there subsequently occur any transaction or series of related transactions in which additional units or interests are issued (or securities exchangeable, convertible or exercisable for or into units or interests), you will be granted such additional units or interests as may be necessary to maintain your 5% ownership interest. Simultaneous with the execution of this agreement, you and the Webcast Subsidiary shall enter into an amended and restated Operating Agreement, and execute such other agreements and documents as are necessary or desirable to establish properly your ownership interest in the Webcast Subsidiary.

         (b) In addition, you will be granted a 5% ownership interest in the Company's (or Webcast Subsidiary's) subsidiary for its Latin America operations, if and when such subsidiary is established ("Latin America Subsidiary"), which interest shall not be subject to dilution of any kind. Should there subsequently occur any transaction or series of related transactions in which additional units or interests are issued (or securities exchangeable, convertible or exercisable for or into units or interests), you will be granted such additional units or interests as may be necessary to maintain your 5% ownership interest. Upon the establishment of the Latin America Subsidiary, you and the Latin America Subsidiary shall execute such agreements and documents as are necessary or desirable to establish properly your ownership interest in the Latin America Subsidiary.

8. Executive Equipment & Company Credit Card. To assist you in rendering your duties in a more efficient and productive manner the Company shall provide you (at the Company's sole cost and expense) a laptop computer, portable color printer, digital mobile telephone (and related account), personal digital assistant, portable digital dictation device, and such other equipment, accessories and software as you may require from time to time ("Executive Equipment"). The Executive Equipment shall be provided for your exclusive use throughout the Term and shall be upgraded once during the Term at your discretion, except for software, which shall be upgraded as and when the software publishers issue upgrades. You shall also be provided a Company credit card for use by you in connection with Company travel, entertainment and other Company matters.

9. Boca Raton Office. During the Term, and any renewal term (s), you shall be assigned to the Company's current offices at 1200 N. Federal Highway, Suite 200, Boca Raton, Florida ("Boca Raton Office") and the Company may not require you to work from any other location, without your prior written consent. You shall at all times during the Term be provided an executive assistant of your choosing in the Boca Raton Office, who shall (a) work exclusively for you, (b) be paid a salary and other compensation determined by you, and (c) be provided a separate office and equipment in the Boca Raton Office.

10. Vacation. For each calendar year of the Term you shall be entitled to five (5) weeks paid vacation, which (a) shall fully accrue on January 1st of each year of the Term and (b) you may take at your discretion. You may accrue and carry forward up to three (3) weeks of unused vacation time during any calendar year to the following calendar year. Upon (x) your removal from any of the Executive Positions "without cause," (y) your resignation from any of the Executive Positions for "good reason" or (z) the expiration of the Term, you shall receive a lump sum cash payment for all accrued and unused vacation time computed at your then current salary rate.

11. Termination. (a) You are free to resign from the Company at any time, and the Company is free to terminate your employment at any time. Upon any such termination or resignation, you will be entitled to any amounts earned and accrued but not yet paid. In addition, if you resign for "good reason", or if the Company or Webcast Subsidiary terminates your employment "without cause", you will be entitled to the following severance payments and benefits: (i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the Term (the "Severance Period"), (ii) a lump sum cash payment equal to your highest rate of annual base salary in effect during the Term multiplied by the Severance Period, (iii) a lump sum cash payment equal to the Severance Period, which, if not a whole number, shall be rounded up to the nearest whole number, multiplied by the greater of the Minimum Bonus or the highest Annual Bonus previously paid to you during the Term, (iv) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at your then current salary rate and (v) accelerated vesting of all your outstanding stock options. Such cash payments will be made within 10 days of your termination of employment, and shall not be subject to offset for amounts earned by you in respect of any subsequent employment, nor shall you be required to seek any such subsequent employment.

         (b) For purposes of this paragraph 11, your employment will be treated as having been terminated by the Company or the Webcast Subsidiary "without cause" if the Company or the Webcast Subsidiary initiates your termination of employment during the Term or upon the expiration of the Term, other than by reason of (i) your material dishonesty, (ii) your material failure, refusal or neglect to perform your job functions (other than by reason of a disability described below) that continues after you have been provided adequate and specific written notice thereof, (iii) your material breach of a Company or Webcast Subsidiary policy that either cannot be cured or is not cured after adequate and specific written notice thereof, (iv) your conviction of a felony; (v) your willful unauthorized disclosure of confidential information that is likely to result in material harm to the Company or the Webcast Subsidiary, or (vi) your inability, by reason of a physical or mental impairment, to substantially perform your job functions for a period of six (6) consecutive months.

         (c) For purposes of this paragraph 11, you will be treated as having resigned for "good reason" if you resign (i) following any material breach by the Company or the Webcast Subsidiary of its obligations under this letter that continues after you have provided adequate and specific written notice thereof, (ii) in connection with any proposed or actual relocation of the Company's or Webcast Subsidiary's headquarters from its current New York City location or the Company's and Webcast Subsidiary's Florida office from the current Boca Raton Office, or any requirement that you work from an office other than the Boca Raton Office (iii) within the one year period following (x) a change in control (as defined in the Plan) with respect to the Company or a change in control (as defined below) with respect to the Webcast Subsidiary that occurs during the Term or (y) your removal from any of the Executive Positions or (z) your removal from any other executive or board position you currently or may hereafter hold for the Company, the Webcast Subsidiary or any of their subsidiaries, whether or not such resignation occurs during the Term, or (iv) upon expiration of the Term, if the Company and the Webcast Subsidiary have failed to offer you continued employment on terms at least as favorable to you as those set forth in this agreement. With respect to the Webcast Subsidiary, a "change in control" shall mean any transaction whereby, after giving effect to such transaction, the beneficial owners of the Webcast Subsidiary's voting securities (or interest) prior to such transaction cease to beneficially own, either singly or in the aggregate, at least 60% of the voting power of the Webcast Subsidiary or any successor to substantially all of the business or assets of the Webcast Subsidiary.

12. Certain Taxes. The Company will pay to you an amount that, on an after-tax basis (including federal income, excise and social security taxes, and state and local income taxes), equals any excise tax that is determined to be payable by you pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (and any interest or penalties related to the imposition of such excise tax), by reason of entitlements under this letter (including this paragraph 12) , as well as entitlements outside of this letter that are described in
         Section 280G(b)(2)(A)(i) of the Code. For purposes of this paragraph 12, you shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation. The determination as to the amount payable pursuant to this paragraph 12 shall be made by such nationally recognized consulting or accounting firm as may be agreed to by the parties.

13. Withholding. The Company shall have the right to withhold from any amount payable hereunder an amount necessary in order for the Company to satisfy any withholding tax obligation it may have under applicable law.

14. Company Policies. You agree to abide by the Company's policies as may be implemented from time to time, including the Company's Policy and Procedures regarding Securities Transactions and Personal Conduct, Ethics and Business Transactions, a copy of which is attached to this Agreement as Annex 2 and which shall be executed by you simultaneous with your execution of this agreement.

15. Confidentiality. You agree that at no time (neither during nor after the Term) will you (i) use or disclose, or authorize any other person or entity to use or disclose, any information relating to the Company or its affiliates of a confidential nature (e.g., strategic plans, specifications for existing or future technology) other than as necessary to further the business objectives of the Company in accordance with the terms of your employment, or (ii) take or cause to be taken any action which disparages the Company or any of its personnel or is likely to expose the Company or any of its personnel to any material liability to any person.

16. Governing Law. The terms of this letter agreement and the restricted stock grant letter, and any action arising thereunder, shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                                    * * * *


                     [Signatures Appear On Following Page]

If the foregoing is acceptable to you, kindly sign and return to me one copy of this letter.

Sincerely yours,
JAGNOTES.COM INC.                            AGREED TO AND ACCEPTED BY:



By: /s/ Gary Valinoti                        /s/ Thomas J. Mazzarisi
   -----------------------------------       -----------------------------------
   Name:  Gary Valinoti                      Thomas J. Mazzarisi
   Title: President & CEO

JAGfn BROADBAND LLC
Agrees to the foregoing terms and conditions and to be jointly and severally liable for any and all obligations of JagNotes.com Inc.

By:  /s/ Stephen J. Schoepfer
   -----------------------------------
   Name:  Stephen J. Schoepfer
   Title: President

                                    ANNEX 1
                                       to
                  Employment Agreement dated December 14, 2000
                                    Between
                   JagNotes.com Inc. and Thomas J. Mazzarisi


================================================================================




                           OPTION GRANT CERTIFICATES




================================================================================

                                JAGNOTES.COM INC
                         1999 LONG-TERM INCENTIVE PLAN

                          Option Grant Certificate #1

This Grant Certificate evidences the grant of an option pursuant to the provisions of the 1999 Long-Term Incentive Plan (the "Plan") of JagNotes.com Inc (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1.       Name of Grantee:

                  Thomas J. Mazzarisi

2. Number of shares of Stock of the Company which are subject to this option:

                  400,000 shares

3.       Exercise price of shares subject to this option:

                  $.25 per share

4.       Date of grant of this option:

                  December 14, 2000

5.       Vesting:

                  400,000 shares shall vest on December 14, 2000

6.       Termination date of this option:

                  The earlier of the tenth anniversary of the date of grant, or the 90th day following termination of employment/services; provided that during such 90 day period, the option will be exercisable only to the extent it was vested as of the date of such termination. Notwithstanding the foregoing, this option shall terminate immediately if such termination is for cause, as determined by the Committee.

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects.

At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

JagNotes.com Inc.                            AGREED TO AND ACCEPTED BY:



By: /s/ Gary Valinoti                        /s/ Thomas  J. Mazzarisi
   -----------------------------------       -----------------------------------
   Name:  Gary Valinoti                      Thomas J. Mazzarisi
   Title: President & CEO

                                JAGNOTES.COM INC
                         1999 LONG-TERM INCENTIVE PLAN

                          Option Grant Certificate #2

This Grant Certificate evidences the grant of an option pursuant to the provisions of the 1999 Long-Term Incentive Plan (the "Plan") of JagNotes.com Inc (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1.       Name of Grantee:

                  Thomas J. Mazzarisi

2. Number of shares of Stock of the Company which are subject to this option:

                  250,000 shares

3.       Exercise price of shares subject to this option:

                  The greater of $.25 per share or 25% of the average closing bid price for the 5 trading days immediately preceding the date of grant of this option.

4.       Date of grant of this option:

                  December 14, 2000

5.       Vesting:

                  250,000 shares shall vest on January 1, 2001

6.       Termination date of this option:

                  The earlier of the tenth anniversary of the date of grant, or the 90th day following termination of employment/services; provided that during such 90 day period, the option will be exercisable only to the extent it was vested as of the date of such termination. Notwithstanding the foregoing, this option shall terminate immediately if such termination is for cause, as determined by the Committee.

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects.

At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

JagNotes.com Inc.                            AGREED TO AND ACCEPTED BY:



By: /s/ Gary Valinoti                        /s/ Thomas  J. Mazzarisi
   -----------------------------------       -----------------------------------
   Name:  Gary Valinoti                      Thomas J. Mazzarisi
   Title: President & CEO

                                JAGNOTES.COM INC
                         1999 LONG-TERM INCENTIVE PLAN

                          Option Grant Certificate #3

This Grant Certificate evidences the grant of an option pursuant to the provisions of the 1999 Long-Term Incentive Plan (the "Plan") of JagNotes.com Inc (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1.       Name of Grantee:

                  Thomas J. Mazzarisi

2. Number of shares of Stock of the Company which are subject to this option:

                  250,000 shares

3.       Exercise price of shares subject to this option:

                  The greater of $.25 per share or 25% of the average closing bid price for the 5 trading days immediately preceding the date of grant of this option.

4.       Date of grant of this option:

                  December 14, 2000

5.       Vesting:

                  250,000 shares shall vest on June 1, 2001

6.       Termination date of this option:

                  The earlier of the tenth anniversary of the date of grant, or the 90th day following termination of employment/services; provided that during such 90 day period, the option will be exercisable only to the extent it was vested as of the date of such termination. Notwithstanding the foregoing, this option shall terminate immediately if such termination is for cause, as determined by the Committee.

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects.

At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

JagNotes.com Inc.                            AGREED TO AND ACCEPTED BY:



By: /s/ Gary Valinoti                        /s/ Thomas  J. Mazzarisi
   -----------------------------------       -----------------------------------
   Name:  Gary Valinoti                      Thomas J. Mazzarisi
   Title: President & CEO

                                     ANNEX 2
                                       to
                    Employment Letter dated December 14, 2000
                                     between
                    JagNotes.com Inc. and Thomas J. Mazzarisi


================================================================================




                          Company Policy and Procedures

                                    Regarding

                             Securities Transactions

                                       And

               Personal Conduct, Ethics and Business Transactions




================================================================================

                               JagNotes.com Inc.

                  Acknowledgement of Receipt of Company Policy and Procedures

                  Enclosed is the Company's Policy and Procedures for Securities Transactions.

                  References in the enclosed documents to "the Company" include JagNotes.com Inc. and its subsidiaries.

                  Please read the enclosed carefully. Violation of the policies and procedures set forth in these materials could result in termination of your relationship with the Company or, in some cases, civil or criminal penalties. Once you have read the enclosed document, please sign below and return this form to the Company's General Counsel.

                  If you have any Questions about the enclosed policies, please contact:

                          Thomas J. Mazzarisi, Esq.
                          Executive Vice President
                           & General Counsel
                          JagNotes.com Inc.
                          1200 N. Federal Highway, Suite 200
                          Boca Raton, FL  33432
                          Tel. #: (561) 447-8248
                          Fax # : (561) 447-8249
                          E-mail: tmazzarisi@jagfn.com

                  I acknowledge that I have read and understand the policy and procedures described above and I further agree to fully comply with all the policies and procedures set forth therein.

                  Dated: December 14, 2000      Thomas J. Mazzarisi
                                                --------------------------------
                                                Print Name


                                                /s/ Thomas J. Mazzarisi
                                                --------------------------------
                                                Signature

                               JagNotes.com Inc.

                            ------------------------

               Policy and Procedures for Securities Transactions

                            ------------------------


         The policies and procedures set forth herein are established to foster compliance with Federal securities laws and prevent any appearance of impropriety by key personnel of the Company. Accordingly, these policies and procedures apply to all officers, directors and employees of the Company, as well as to certain consultants to the Company.

         In addition, such policies and procedures apply to all securities accounts and trading by the spouse, minor children or household relatives of, and all securities accounts and trading which can be controlled or influenced by, any of the foregoing individuals.

I.       SECURITIES TRANSACTIONS IN THE COMPANY'S SHARES

         A.       Prohibition against Short Sales

                  Short sales of the Company's shares are prohibited.

         B.       Prohibitions Against Insider Trading

              1.  General Rules

                  1.1 Under Rule 10b-5, a director, officer, employee or consultant who is aware of material information relating to the Company which has not been publicly disclosed is prohibited from trading in the Company's securities, or directly or indirectly disclosing such information to any person so that such person may trade in the Company's securities. The prohibition against insider trading extends to giving casual "tips" to friends, relatives and others. Both the "tipper" and his "tippee" can be held liable if trades result from such unauthorized disclosures. In a few instances, disclosures made in casual conversation during a golf game or cocktail party have resulted in liability, so caution is advised. Insider trading and the "tipping" of material non-public information may also compel the Company to disclose certain matters prematurely, such as pending negotiations, that are not yet ripe for disclosure.

                  1.2 It is difficult to describe exhaustively what constitutes material information, but the term generally includes any information -- positive or negative -- which if disclosed might have an effect on the market price of the Company's securities or might be of significance to an investor in determining whether to purchase, sell, or hold such securities. Information may be significant for this purpose even if alone it would not determine the investor's decision. Examples of material information include a potential business acquisition, earnings results, internal financial information which departs in any way from what the market would expect, important "product" developments, the acquisition or loss of a major contract or an important financing transaction. Obviously this is not an exhaustive list, and other types of information may be deemed material at particular times.

                  1.3 Information is generally considered public when it has been distributed in a manner designed to make the information accessible to the investing public at large. Distribution through wire services and normal business news channels is usually sufficient. Material information should not be considered public until the market has had a chance to absorb it -- a process that can take several days if the matter disclosed is complex or the information is not widely distributed.

              2.  Consequences of Insider Trading

                  2.1 The consequences of insider trading are serious. They include civil suits for rescission or damages by private parties and SEC civil and criminal enforcement actions.

                  2.2 The SEC may also bring an action in federal court to impose a civil penalty against a person who "controlled" the violating person, if the "controlling person" knew or recklessly disregarded the fact that a controlled person (e.g., an employee of the Company) was likely to engage in insider trading and failed to take action to prevent the violation. The term "controlling person" in this context means the Company and any person with power to influence or control the direction or management, policies or activities of another person, and arguably includes directors and officers of the Company.

                  2.3 A person who engages in insider trading may be penalized up to three times the profit gained or loss avoided, in addition to being required to disgorge all wrongfully obtained profits. Controlling persons may be penalized up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of a director's, officer's or employee's insider trading violation, except that in the case of "tipping" the maximum penalty is the profit gained or loss avoided by the "tippee." Good faith is not a defense if the controlling person knew or had reason to know that a director, officer or employee was engaging in insider trading (or acted with reckless disregard) and failed to take appropriate action. The SEC has up to five years from the date of the purchase or sale to bring an action against a controlling person.

         C.       Additional Restrictions on Sales by Certain Persons - Rule 144

              1. The Securities Act of 1933 generally deals with the offering and sale of securities by issuers and certain persons related to the issuer and prohibits sales of securities by "affiliates" (generally, persons who "control" an issuer) without registration under the 1933 Act unless an exemption is available. As a practical matter, these affiliates are treated for these purposes as if they were the issuer itself and must, in the absence of an exemption, register any sale of the issuer's securities -- even if they bought the securities on the open market or in a registered transaction.

              2. Rule 144 under the 1933 Act exempts affiliates from the registration requirements of the 1933 Act in connection with their sale of shares if the requirements of Rule 144 are met. The Rule 144 requirements for an affiliate's sale to be exempt from registration include: (i) there must be adequate information about the Company in the public market, (ii) the sales must be normal broker transactions or made directly to a "market-maker," (iii) the volume of shares sold in any three-month period may not exceed 1 percent of the Company's outstanding shares, or, if higher, the average weekly reported trading volume for the Company's shares for the preceding four calendar weeks, and (iv) the selling stockholder must file Form 144 with the SEC (three copies) at the time the order is placed with the broker, unless no more than 500 shares having an aggregate market value of not more than $10,000 are being sold in any three-month period. For purposes of these quantity limits, certain sales (such as those of certain close relatives or of any other person selling in concert, as well donees or pledges in certain cases) are aggregated with the sales of an affiliate.

              3. The 1933 Act also imposes restrictions on the sale of securities purchased from an issuer or an affiliate of the issuer with a view to distribution, including securities purchased from an issuer or an affiliate in a chain of transactions not involving a registered public offering. These securities are "restricted securities" and may not be sold unless the securities are registered under the Securities Act for sale or an exemption from registration can be claimed. Rule 144 establishes a safe harbor for the sale of restricted securities if certain conditions are met. Rule 144 requires that persons seeking to sell restricted securities must have held the securities before a sale for at least one year from the acquisition from the Company or an affiliate. The Rule allows for "tacking" some holding periods. After one year, the holder is permitted to sell restricted securities without filing a registration statement covering the securities to be sold if the requirements described in C.2 (i)-(iv) above have been met. After holding the securities for two years, persons who are not deemed "affiliates" may sell their shares without restriction.

         D.       Ownership of the Company's Shares

              1. Employees, Officers and Directors are encouraged to invest in the Company. Nevertheless, any purchase or sale of the Company's shares must be cleared in advance by the Company's General Counsel. Requests for trades must be in writing or via e-mail and no trades may be effected unless or until the General Counsel has approved it in writing or by e-mail. A transaction may only be effected within 5 business days from such approval or such shorter period as may be specified by the General Counsel when approving the transaction.


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

              2. To avoid even an appearance of impropriety, you should not engage in short-term trading in the Company's shares. Any investment in the Company's shares must be held for at least six months. In cases of special hardship, you may request (in writing or via e-mail) a specific exemption from this policy in writing from the General Counsel, whose decision must be in writing (or delivered via e-mail) and shall be final and conclusive.

         II. SECURITIES TRANSACTIONS IN PUBLICLY TRADED SECURITIES OTHER THAN THOSE OF THE COMPANY

         A.       Prohibited Investments

                  All investments in publicly traded securities (directly or through puts, calls or other securities based thereon or derivative thereof) are prohibited except as expressly permitted below.

         B.       Permitted Securities Investments

              1. Investments in privately held securities for which there is no public market are permitted, but the Company's General Counsel should be informed in writing (or via e-mail) of any such holding or investment and further notified in advance of any initial public offering of such an investment.

              2. Investment in the following publicly traded securities is permitted at all times:

                  (a) United States Treasury securities and all other government obligations issued by any country, state, municipality or other political subdivision.

                  (b)      Investment-grade, non-convertible debt securities.

                  (c) All broad based mutual funds or closed-end funds available generally to the public.

                  (d) All index-based securities (such as Standard and Poor's 500, Major Markets, Value Line and Euro Top
                           100).

                  (e) Foreign currencies and foreign currency options, warrants, futures and futures options.

         C.       Special Requests

              1. Any special requests for permission to make or continue any investment upon becoming subject to these policies not expressly permitted by these policies in light of special circumstances or hardship that might be caused by liquidation or failure to make such an investment shall be addressed in writing (or via e-mail) to the General Counsel of the Company. The General Counsel shall have the right, in his sole discretion, to approve or disapprove any such investment or divestiture and to impose any condition to any approval as he may deem required.

              2. The General Counsel shall also have the right to approve any blind trust or alternative arrangement that protects the Company's interests.

         D.       Compliance

              1. At least annually, and at the Company's request, each person subject to these policies will execute and submit an acknowledgment of compliance with these policies for the relevant period.

              2. In the event that the Company, in its non-reviewable discretion, determines that it is necessary or appropriate to inspect the financial, tax, and/or accounting records of any person to assure compliance with this policy, such person shall provide the Company with any and all financial information requested. The Company will make arrangements for any such review to be done at the Company's expense by an outside accounting or law firm under conditions which protect the privacy of the person involved.

         III.     ADDITIONAL RESTRICTIONS

         The policies and procedures set forth herein are the Company's general policies only. The Company reserves the right to adopt supplemental policies or impose additional restrictions or requirements as the Company may deem necessary or useful to effect the purposes of these policies and procedures.

                               JagNotes.com Inc.

                            ------------------------

       Policy with Respect to Personal Conduct and Integrity and Ethical
                               Business Practices

                            ------------------------

         The Company expects its personnel to meet a high standard of personal integrity and ethical business practices.

         You should not profit, directly or indirectly, from ideas or information learned or contacts developed in the course of employment with the Company, without prior disclosure to and approval by the Company's President. This includes not making any use of financial or other information learned during the course of your employment.

         You should generally not accept gifts or favors from business contacts, except trinkets of nominal value. This includes discounted merchandise or services not available to the general public. The acceptance of cash or its equivalent is strictly prohibited. The Company's President or his designee must approve any gift valued at $100 or more which cannot appropriately be refused.

         You should not participate in any outside activity that could or might appear to interfere with your objectivity or commitment to the Company, including

         o accepting any employment outside the Company, even on personal time, without prior approval by the President of the Company or his designee;

         o making any paid appearances without prior approval by the President of the Company or his designee.

         You should not at any time during or after your employment with the Company communicate or disclose confidential information (information of a secret or confidential nature relating to the business of the Company or its affiliates) to any person, corporation or entity.

         You should retain only reputable firms and representatives to represent the Company and make sure they comply with both applicable law and Company policies.

         You should not hire, supervise or do any kind of Company business with relatives or friends without prior approval by the Company's President.

         You should not use Company resources (e.g., equipment, e-mail, Internet access, and telephones) or the Company's name (e.g., use of Company letterhead) in any way with respect to personal outside activities. This includes the use of Company time for outside activities.

         Your expense reports and all other business records must be promptly submitted, completely accurate and reflect only legitimate business expenses.

         You should only provide business entertainment and gifts that are ordinary, reasonable, and lawful. They must comply with the policies of the Company and also the customer/supplier. If gifts, entertainment, games and promotions violate customer/supplier policies or are offered to their employees, without the employer's permission, they can look like bribes. All gifts should be approved and properly reported.

         You should never offer or give bribes or kickbacks.

         You should not make contributions on behalf of the Company to political candidates or political parties. It may be against the law.


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